Exhibit 23.2

Consent of Independent Reserve Engineers and Geologists

As independent reserve engineers, geologists, and geophysicists, we hereby consent to the references to our Firm’s name and our Firm’s reserve report dated January 18, 2018 on the oil and natural gas reserves of Legacy Reserves LP as of December 31, 2017 included in Legacy Reserves Inc.’s Registration Statement filed on Form S-4.

LAROCHE PETROLEUM CONSULTANTS, LTD. By LPC, Inc. General Partner

By:	/s/ Joe A. Young
Name:	Joe A. Young
Title:	Vice President

August 1, 2018